AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is effective as of February 10, 2005 by and between XRG, INC., a Delaware corporation ("XRG") and Kevin P. Brennan, an individual residing in Pinellas County, Florida ("Executive").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, XRG and Executive are parties to a certain Employment Agreement dated March 1, 2004 (the "Employment Agreement"); and

         WHEREAS, it has been determined that it is in the best interests of XRG to modify the Employment Agreement in certain respects as it relates to base compensation and severance arrangements as more fully set forth herein; and

         WHEREAS, it is in the best interests of XRG to facilitate the refinancing of certain of its subsidiaries' debts and the Executive's agreement to amend certain of the terms and conditions of his Employment Agreement is a condition precedent to the facilitation of such refinancing; and

         WHEREAS, the Board of Directors of XRG has determined that such actions are in the best interests of XRG.

         NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Base Compensation. The base compensation as set forth in Section 4 of the Agreement is amended as follows:

          o Executive agrees that effective as of February 10, 2005, Executive's base salary shall be $ 146,250 per annum, which equals 65% of Executive's current base salary. Compensation shall be paid by-monthly. Notwithstanding the foregoing, in the event XRG reports in its SEC filings either on Form 10-Q or Form 10-K, two (2) consecutive quarterly earning reports of positive net income from operations after taxes based upon GAAP, as determined by XRG's regularly engaged Certified Public Accountant, then Executive's base compensation shall be increased to an annual amount that existed prior to the date of this Agreement. The parties agree that the prior annual base compensation amount was $225,000.

         2. Bonuses. Notwithstanding any other provisions of the Executive's Employment Agreement, including but not limited to the provisions set forth in
Section 5 thereof, Executive hereby agrees to waive any rights to any past or future bonus payments. Executive further agrees that all bonuses payable from this day forward shall be in such amounts as determined by the Board of Directors or XRG's Compensation Committee.

         3. Severance Payment in the Event of Termination Without Cause. In the event Executive's employment with XRG is terminated without cause, or in the event of death or "physical or mental disability", then the Executive's severance payment shall equal an amount the Executive would have otherwise be entitled to as a base salary on an annualized basis (i.e. 12 months base compensation) computed upon the amount the Executive was paid on a monthly basis on the month end most closely preceding the date of termination without cause, death or disability. Such severance payments shall be payable in 3 monthly installments.

         4. Supersede/Inconsistent Provisions. The terms and conditions of this Amendment will supersede any terms and conditions of the original Employment Agreement which are inconsistent with the provisions set forth herein. All of the terms and provisions of the original Employment Agreement shall survive and remain in full force and effect.



                             XRG, INC.


                             By:
                              --------------------------------------------------
                             Print Name:
                                      ------------------------------------------
                             Title:
                                 -----------------------------------------------


                             "EXECUTIVE"



                             Print Name:
                                      ------------------------------------------
MTC/ej/338259
2/10/2005 3:57 PM



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